Exhibit 99.1

ADVANCEPIERRE FOODS ANNOUNCES LAUNCH OF SECONDARY OFFERING

Cincinnati, OH – January 17, 2017 – AdvancePierre Foods Holdings, Inc. (“AdvancePierre”), a leading national producer and distributor of sandwiches, sandwich components and other entrées and snacks, today announced that certain of its stockholders, including funds managed by Oaktree Capital Management, L.P. and members of AdvancePierre’s management, intend to offer for sale in an underwritten secondary offering 12,500,000 shares of its common stock. Certain of the selling stockholders have also granted the underwriters a 30-day option to purchase up to 1,875,000 additional shares of common stock.

The selling stockholders will receive all of the proceeds of the offering. AdvancePierre is not offering any shares of its common stock in the offering and will not receive any proceeds from the offering.

Morgan Stanley, Credit Suisse and Barclays are acting as joint lead book-running managers for the proposed offering and as representatives of the underwriters. BMO Capital Markets, Deutsche Bank Securities, Goldman, Sachs & Co. and Wells Fargo Securities are also acting as joint book-running managers for the proposed offering. The proposed offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to the proposed offering, when available, may be obtained from the representatives of the underwriters: Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; Credit Suisse, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by email at newyork.prospectus@credit-suisse.com, or by calling 1-800-221-1037; or Barclays, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by email at Barclaysprospectus@broadridge.com, or by calling 1-888-603-5847.

A registration statement on Form S-1 relating to the shares of common stock being offered by the selling stockholders has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. The shares of common stock being offered by the selling stockholders may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AdvancePierre Foods

AdvancePierre Foods Holdings, Inc., headquartered in Cincinnati, Ohio, is a leading national producer and distributor of value-added, convenient, ready-to-eat sandwiches, sandwich components and other entrées and snacks to a wide variety of distribution outlets including foodservice, retail and convenience store providers. With revenues of $1.6 billion in 2015 and more than 4,000 employees, the Company offers a broad line of products across all day parts including: ready-to-eat sandwiches, such as breakfast sandwiches, peanut butter and jelly sandwiches and hamburgers; sandwich components, such as fully cooked hamburger and chicken patties, and Philly steaks; and other entrées and snacks, such as country-fried steak, stuffed entrées, chicken tenders and cinnamon dough bites.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements relate to the proposed offering and other statements that are not historical fact. Forward-looking statements are based on AdvancePierre’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include market conditions making the secondary offering unattractive to potential purchasers of the offered shares of common stock, any decision by the selling stockholders or the underwriters not to proceed with the proposed secondary offering, and such other factors discussed in AdvancePierre’s filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the registration statement on Form S-1.

For Further Information:

Investors

John W. Morgan, 513-372-9338

Vice President, Investor Relations

John.Morgan@advancepierre.com

Media

Vehr Communications

Laura Phillips, 513-381-8347

lphillips@vehrcommunications.com